UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3491	PENNSYLVANIA POWER COMPANY	25-0718810
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2005, FirstEnergy Corp. (Company) announced that it has reached a settlement agreement with the U.S. Environmental Protection Agency (EPA), the U.S. Department of Justice (DOJ), and three states that will result in significant reductions of sulfur dioxide and nitrogen oxides from current levels at FirstEnergy’s generating plants. The agreement, upon final approval by the U. S. District Court, Southern District of Ohio, will resolve all issues related to various parties’ actions against the Company’s W. H. Sammis Plant in the pending New Source Review case. The agreement, which is in the form of a consent decree, also has been signed by the states of Connecticut, New Jersey and New York, and has been filed with the Court. The agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference, is subject to final approval by the Court.

As disclosed by FirstEnergy and its subsidiaries, Ohio Edison Company (OE) and Pennsylvania Power Company (Penn), in prior filings with the Securities and Exchange Commission, the EPA issued Notices of Violation or Compliance Orders in 1999 and 2000 to nine utilities covering 44 power plants, including the W. H. Sammis Plant, which is owned by OE and Penn. In addition, the DOJ filed eight civil complaints against various investor-owned utilities, which included a complaint against OE and Penn in the U.S. District Court for the Southern District of Ohio.

Under the agreement, FirstEnergy will install environmental controls at the Sammis Plant, as well as install or upgrade environmental systems at a number of other power plants owned by FirstEnergy subsidiaries (OE, Penn, The Cleveland Electric Illuminating Company and The Toledo Edison Company). The estimated $1.1 billion investment the environmental improvement program is consistent with assumptions reflected in the Company’s long-term financial planning. Nearly all of the expenditures are expected to be capital additions, with the majority occurring between 2008 and 2010.

In addition, FirstEnergy will pay an $8.5 million civil penalty to the DOJ and contribute up to $25 million over five years to support environmentally beneficial projects in the states that were parties to the case.

Item 8.01 Other Events

On March 18, 2005, FirstEnergy Corp. issued two public announcements regarding the settlement agreement discussed in Item 1.01 above. The press release and Letter to the Investment Community are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Consent Decree, dated March 18, 2005
99.1	Press Release issued by FirstEnergy Corp., dated March 18, 2005
99.2	Letter to the Investment Community, dated March 18, 2005

Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in the registrants’ Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage in particular, the availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits from strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003, regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in the registrants’ Securities and Exchange Commission filings, and other similar factors. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 18, 2005

FIRSTENERGY CORP. Registrant OHIO EDISON COMPANY Registrant THE CLEVELAND ELECTRIC ILLUMINATING COMPANY Registrant THE TOLEDO EDISON COMPANY Registrant PENNSYLVANIA POWER COMPANY Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller and Chief Accounting Officer